1940 Act File No. 811-6698

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940     X

    Amendment No. 8.........................................        X

                           EQUITY 500 INDEX PORTFOLIO
               (Exact Name of Registrant as Specified in Charter)

         Federated Investors Tower, Pittsburgh, Pennsylvania 15222-3779
                    (Address of Principal Executive Offices)

                                 (412) 288-1900
                         (Registrant's Telephone Number)

Jay S. Neuman, Esq.                 Copies to:  Burton M. Leibert, Esq.
Federated Investors Tower                       Willkie Farr & Gallagher
Pittsburgh, Pennsylvania 15222-3779             One Citicorp Center
(Name and Address of Agent for Service)         153 East 53rd Street
                                                New York, New York 10022

Equity 500 Index Portfolio


PART A

Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 4.  GENERAL DESCRIPTION OF REGISTRANT

Equity 500 Index Portfolio (the "Portfolio") is a no-load, diversified, open-end management investment company which was organized as a trust under the laws of the State of New York on December 11, 1991.

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

The investment objective of the Portfolio is to provide investment results that, before expenses, correspond to the total return (i.e., the combination of capital changes and income) of common stocks publicly traded in the United States, as represented by the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500" or "Index"). Investments in the Portfolio are neither insured nor guaranteed by the U.S. government. Investments in the Portfolio are not deposits or obligations of, or guaranteed or endorsed by, Bankers Trust Company ("Bankers Trust"), the investment adviser of the Portfolio, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

Additional information about the investment policies of the Portfolio appears in Part B of this Registration Statement. There can be no assurance that the investment objective of the Portfolio will be achieved. The Registrant incorporates by reference information concerning the Portfolio's investment objective and policies and risk factors associated with investments in the Portfolio from the sections entitled "Investment Objective and Policies," "Risk
Factors: Matching the Fund to Your Investment Needs," "Special Information Concerning Master-Feeder Fund Structure," and "Additional Information" in the BT Investment Equity 500 Index Fund's (the "Feeder Fund") prospectus (the "Feeder Fund Prospectus").

ITEM 5.  MANAGEMENT OF THE FUND

Registrant incorporates by reference information concerning the management of the Portfolio from the sections entitled "Summary of Fund Expenses" and "Management of the Trust and Portfolio" in the Feeder Fund Prospectus.

ITEM 6.  CAPITAL STOCK AND OTHER SECURITIES

The Portfolio is organized as a trust under the laws of the State of New York. The Portfolio's Declaration of Trust provides that investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

Investments in the Portfolio have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth below. The Portfolio is not required and has no current intention to hold annual meetings of investors, but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified number of investors) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

The net asset value of the Portfolio is determined each day on which the NYSE is open ("Portfolio Business Day") (and on such other days as are deemed necessary in order to comply with Rule 22c-1 under the Investment Company Act of 1940, as amended (the "1940 Act")). This determination is made each Portfolio Business Day as of the close of regular trading on the NYSE (currently 4:00 p.m., Eastern time) (the "Valuation Time").

Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Portfolio Business Day. At the Valuation Time, on each such business day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be re-computed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the Valuation Time, on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the Valuation Time, on the following business day of the Portfolio.

The "net income" of the Portfolio shall consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the net income of the Portfolio is allocated pro rata among the investors in the Portfolio. The net income is accrued daily and distributed monthly to the investors in the Portfolio.

Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

Registrant incorporates by reference additional information concerning the Portfolio's capital stock from the sections entitled "Net Asset Value," "Purchase and Redemption of Shares," and "Dividends, Distributions and Taxes" in the Feeder Fund Prospectus.

ITEM 7.  PURCHASE OF SECURITIES BEING OFFERED

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. See "General Description of Registrant" above.

An investment in the Portfolio may be made without a sales load. All investments are made at net asset value next determined if an order is received by the Portfolio by the designated cutoff time for each accredited investor. The net asset value of the Portfolio is determined on each Portfolio Business Day. The Portfolio's portfolio securities are valued primarily on the basis of market quotations or, if quotations are not readily available, by a method which the Board of Trustees believes accurately reflects fair value.

There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in Federal funds (i.e., monies credited to the account of the Portfolio's custodian bank by a Federal Reserve Bank).

The Portfolio and Edgewood Services, Inc. ("Edgewood"), reserve the right to cease accepting investments at any time or to reject any investment order.



The placement agent for the Portfolio is Edgewood. The principal business address of Edgewood is 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237-5829. Edgewood receives no additional compensation for serving as the placement agent for the Portfolio.



ITEM 8.  REDEMPTION OR REPURCHASE

An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to the Portfolio by the designated cutoff time for each accredited investor. The proceeds of a withdrawal will be paid by the Portfolio in Federal funds normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days. The Portfolio reserves the right to pay redemptions in kind. Unless requested by an investor, the Portfolio will not make a redemption in kind to the investor, except in situations where that investor may make redemptions in kind. Investments in the Portfolio may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

ITEM 9.  PENDING LEGAL PROCEEDINGS

Not applicable.





Equity 500 Index Portfolio

PART B

ITEM 10.  COVER PAGE.

Not applicable.

ITEM 11.  TABLE OF CONTENTS.                          PAGE

General Information and History                             1
Investment Objectives and Policies                          1
Management of the Fund                                1
Control Persons and Principal Holder of Securities                1
Investment Advisory and Other Services                            2
Brokerage Allocation and Other Practices                    2
Capital Stock and Other Securities                          2
Purchase, Redemption and Pricing of Securities Being Offered            3
Tax Status..                                          3
Underwriters                                                3
Calculation of Performance Data                             3
Financial Statements                                        3

ITEM 12.  GENERAL INFORMATION AND HISTORY

Not applicable.

ITEM 13.  INVESTMENT OBJECTIVES AND POLICIES

Part A of this registration statement contains additional information about the investment objective and policies of Equity 500 Index Portfolio (the "Portfolio"). This Part B should only be read in conjunction with Part A. Registrant incorporates by reference information concerning the investment policies and limitations of the Portfolio from the sections entitled "Investment Objective and Policies" and "Appendix" in the BT Investment Equity 500 Index Fund's (the "Feeder Fund") statement of additional information (the "Feeder Fund SAI").

ITEM 14.  MANAGEMENT OF THE FUND

Registrant incorporates by reference information concerning the management of the Portfolio from the section entitled "Management of the Trust and Portfolio" in the Feeder Fund SAI.

ITEM 15.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES



As of April 1, 1998, Equity 500 Index Fund and BT Investment Equity 500 Index Fund, Scudder S&P 500 Index Fund, American Airlines Advantage S&P 500 Index Fund, and USAA S&P 500 Index Fund (each a "Fund") (series of shares of BT Institutional Funds and BT Pyramid Mutual Funds, respectively) together owned approximately 100% of the value of the outstanding interests in the corresponding Portfolio. Because each Fund controls the corresponding Portfolio, it may take actions without the approval of any other investor in the Portfolio.



Each Fund has informed the Portfolio that whenever it is requested to vote on matters pertaining to the fundamental policies of the Portfolio, the Fund will hold a meeting of shareholders and will cast its votes as instructed by the Fund's shareholders. It is anticipated that other registered investment companies investing in the Portfolio will follow the same or a similar practice.

ITEM 16.  INVESTMENT ADVISORY AND OTHER SERVICES

Registrant incorporates by reference information concerning the investment advisory and other services provided for or on behalf of the Portfolio from the section entitled "Management of the Trust and Portfolio" in the Feeder Fund SAI.

ITEM 17.  BROKERAGE ALLOCATION AND OTHER PRACTICES

Registrant incorporates by reference information concerning the brokerage allocation and other practices of the Portfolio from the section entitled "Investment Objective and Policies-Portfolio Transaction and Brokerage Commissions" in the Feeder Fund SAI.

ITEM 18.  CAPITAL STOCK AND OTHER SECURITIES

Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon liquidation or dissolution of the Portfolio, investors are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolio may not be transferred. Certificates representing an investor's beneficial interest in the Portfolio are issued only upon the written request of an investor.

Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in the Portfolio may elect all of the Trustees if they choose to do so and in such event the other investors in the Portfolio would not be able to elect any Trustee. The Portfolio is not required and has no current intention to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Portfolio's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of its investment).

The Portfolio may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two thirds of its investors (with the vote of each being in proportion to its percentage of the beneficial interests in the Portfolio), except that if the Trustees recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to its percentage of the beneficial interests of the Portfolio) will be sufficient. The Portfolio may also be terminated (i) upon liquidation and distribution of its assets if approved by the vote of two thirds of its investors (with the vote of each being in proportion to the amount of its investment) or (ii) by the Trustees by written notice to its investors.

The Portfolio is organized as a trust under the laws of the State of New York. Investors in the Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest in the Portfolio. The Declaration of Trust also provides that the Portfolio shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolio, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

The Declaration of Portfolio further provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

ITEM 19.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. See Item 7 "Purchase of Securities Being Offered" and Item 8 "Redemption or Repurchase" in Part A of this Registration Statement.

Registrant incorporates by reference information concerning the method followed by the Portfolio in determining its net asset value and the timing of such determinations from the section entitled "Valuation of Securities; Redemptions and Purchases in Kind" in the Feeder Fund SAI.

ITEM 20.  TAX STATUS

Registrant incorporates by reference information concerning the taxation of the Portfolio from the section entitled "Taxation" in the Feeder Fund SAI.

It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

There are certain tax issues that will be relevant to only certain of the investors in the Portfolio. All investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Portfolio.

ITEM 21. UNDERWRITERS

The placement agent for the Portfolio is Edgewood Services, Inc., which receives no additional compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

ITEM 22.  CALCULATION OF PERFORMANCE DATA

Not applicable.

ITEM 23.  FINANCIAL STATEMENTS



The financial statements for the Portfolio for the period ended December 31, 1997 are incorporated herein by reference from the BT Institutional Funds-- Equity 500 Index Fund's Annual Report dated December 31, 1997 (File Nos. 33-34079 and 811-6071) and have been included in reliance upon the report of Coopers & Lybrand L.L.P., independent certified public accountants, as experts in accounting and auditing. A copy of the Annual Report may be obtained without charge by contacting the Trust.





PART C      OTHER INFORMATION

Responses to Items 24(b)(6), 24(b)(10), 24(b)(11), and 24(b)(12) have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 24.    Financial Statements and Exhibits

      (a)   Financial Statements:
            Incorporated by reference to the Annual Report of Equity 500 Index Fund dated December 31, 1997, pursuant to Rule 411 under the Securities Act of 1933. (File Nos. 33-34079 and 811-06071).

      (b)   Exhibits:

      (1)   Conformed copy of Declaration of Trust of the
            Registrant; 2.
            (i)   Amendment No. 1 to Declaration of Trust; 2
      (2) By-Laws of the Registrant; 2. (3) Not applicable.
      (4)   Not applicable.
      (5) Advisory Agreement between the Registrant and Bankers Trust Company ("Bankers Trust"); 2.
      (6) Not applicable. (7) Not applicable.
      (8)   Conformed copy of Custodian Agreement between the Registrant and Bankers Trust; 4.
      (9)   Administration and Services Agreement between the
            Registrant and Bankers Trust; 1
            (i) Conformed copy of Exclusive Placement Agent Agreement; 4.
            (ii) Copy of Exhibit A to Exclusive Placement Agent
                 Agreement; +.
      (10)  Not applicable.
      (11)  Not applicable.
      (12)  Not applicable.
      (13)  Investment representation letters of initial investors; 1.
      (14) Not applicable. (15) Not applicable. (16) Not applicable.
      (17) Copy of financial Data Schedule; +. (18) Not applicable (19) Conformed copy of Power of Attorney; 3.
--------------------
+  All exhibits have been filed electronically.
1 Incorporated by reference to Registrant's registration statement on Form N-1A ("Registration Statement") as filed with the Securities and Exchange Commission ("Commission") on June 9, 1992.

2 Incorporated by reference to Amendment No. 4 to Registrant's Registration Statement as filed with the Commission on April 26, 1996.

3 Incorporated by reference to Amendment No. 5 to Registrant's Registration Statement as filed with the Commission on March 19, 1997.

4 Incorporated by reference to Amendment No. 6 to Registrant's Registration Statement as filed with the Commission on June 2, 1997.

ITEM 25.  Persons Controlled by or Under Common Control with Registrant:

      None

ITEM 26.  Number of Holders of Securities:

Title of Class                            Number of Record Holders
                                          as of April 1, 1998

Equity 500 Index Portfolio                          5

ITEM 27.  Indemnification:  (2)

ITEM 28.  Business and Other Connections of Investment Adviser:

Bankers Trust serves as investment adviser to each Portfolio. Bankers Trust, a New York banking corporation, is a wholly owned subsidiary of Bankers Trust New York Corporation. Bankers Trust conducts a variety of commercial banking and trust activities and is a major wholesale supplier of financial services to the international institutional market. To the knowledge of the Trust, none of the directors or officers of Bankers Trust, except those set forth below, is or has been at anytime during the past two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature, except that certain directors and officers also hold various positions with and engage in business for Bankers Trust New York Corporation. Set forth below are the names and principal businesses of the directors and officers of Bankers Trust who are or during the past two fiscal years have been engaged in any other business, profession, vocation or employment of a substantial nature. These persons may be contacted c/o Bankers Trust Company, 130 Liberty Street, New York, New York 10006.

George B. Beetle, International Business Machines Corporation, Old Orchard Road, Armonk, NY 10504. Director, Bankers Trust Company; Retired senior vice president and Director, International Business machines Corporation; Director, Computer Task Group; Director, Phillips Petroleum Company; Director, Caliber Systems, Inc. (formerly, Roadway Services Inc.); Director, Rohm and Haas Company; Director, TIG Holdings; Chairman emeritus of Amherst College; and Chairman of the Colonial Willimsburg Foundation.

Richard H. Daniel, Bankers Trust Company, 130 Liberty Street, New York, New York 10006. Vice chairman and chief financial officer, Bankers Trust Company and Bankers Trust New York Corporation; Beneficial owner, general partner, Daniel Brothers, Daniel Lingo & Assoc., Daniel Pelt & Assoc.; Beneficial owner, Rhea C. Daniel Trust.


2. Response is incorporated by reference to Registrant's Amendment No. 4 on Form N-1A filed April 26, 1996.

Philip A. Griffiths, Bankers Trust Company, 130 Liberty Street, New York, New York 10006. Director, Institute for Advanced Study; Director, Bankers Trust Company; Chairman, Committee on Science, Engineering and Public Policy of the National Academies of Sciences and Engineering & the Institute of Medicine; and Chairman and member, Nominations Committee and Committee on Science and Engineering Indicators, National Science Board; Trustee, North Carolina School of Science and Mathematics and the Woodward Academy.

William R. Howell, J.C. Penney Company, Inc., P.O. Box 10001, Plano, TX 75301-0001. Chairman Emeritus, J.C. Penney Company, Inc.; Director, Bankers Trust Company; Director, Exxon Corporation; Director, Halliburton Company; Director, Warner-Lambert Corporation; Director, The Williams Companies, Inc.; and Director, National Retail Federation.

Vernon E. Jordan, Jr., Akin, Gump, Strauss, Hauer & Feld, LLP, 1333 New Hampshire Ave., N.W., Washington, DC 20036. Senior Partner, Akin, Gump, Strauss, Hauer & Feld, LLP; Director, Bankers Trust Company; Director, American Express Company; Director, Dow-Jones, Inc.; Director, J.C. Penney Company, Inc.; Director, Revlon Group Incorporated; Director, Ryder System, Inc.; Director, Sara Lee Corporation; Director, Union Carbide Corporation; Director, Xerox Corporation; Trustee, Brookings Institution; Trustee, The Ford Foundation; and Trustee, Howard University.

David Marshall, 130 Liberty Street, New York, New York 10006. Chief Information Officer and Executive Vice President, Bankers Trust New York Corporation; Senior Managing Director, Bankers Trust Company.

Hamish Maxwell, Philip Morris Companies Inc., 120 Park Avenue, New York, NY 10006. Retired Chairman and Chief Executive Officer, Philip Morris Companies Inc.; Director, Bankers Trust Company; Director, The News Corporation Limited; Director, Sola International Inc.; and Chairman, WWP Group pic.

Frank N. Newman, Bankers Trust Company, 130 Liberty Street, New York, New York 10006. Chairman of the Board, Chief Executive Officer and President, Bankers Trust New York Corporation and Bankers Trust Company; Director, Bankers Trust Company; Director, Dow-Jones, Inc.; and Director, Carnegie Hall.

N.J. Nicholas Jr., 745 Fifth Avenue, New York, NY 10020. Director, Bankers Trust
Company;   Director,   Boston  Scientific  Corporation;   and  Director,   Xerox
Corporation.

Russell E. Palmer, The Palmer Group, 3600 Market Street, Suite 530, Philadelphia, PA 19104. Chairman and Chief Executive Officer of The Palmer Group; Director, Bankers Trust Company; Director, Allied-Signal Inc.; Director, Federal Home Loan Mortgage Corporation; Director, GTE Corporation; Director, The May Department Stores Company; Director, Safeguard Scientifics, Inc.; and Trustee, University of Pennsylvania.

Donald L. Staheli, Bankers Trust Company, 130 Liberty Street, New York, New York 10006. Chairman of the Board and Chief Executive Officer, Continental Grain Company; Director, Bankers Trust Company; Director, ContiFinancial Corporation; Director, Prudential Life Insurance Company of America; Director, Fresenius Medical Care, A.g.; Director, America-China Society; Director, National Committee on United States-China Relations; Director, New York City Partnership; Chairman, U.S.-China Business Council; Chairman, Council on Foreign Relations; Chairman, National Advisor Council of Brigham Young University's Marriott School of Management; Vice Chairman, The Points of Light Foundation; and Trustee, American Graduate School of International Management.

Patricia Carry Stewart, c/o Office of the Secretary, 130 Liberty Street, New York, NY 10006. Director, Bankers Trust Company; Director, CVS Corporation; Director, Community Foundation for Palm Beach and Martin Counties; Trustee Emerita, Cornell University.

George J. Vojta, Bankers Trust Company, 130 Liberty Street, New York, NY 10006. Vice Chairman, Bankers Trust New York Corporation and Bankers Trust Company; Director, bankers Trust Company; Director; Alicorp S.A.; Director; Northwest Airlines; Director, Private Export Funding Corp.; Director, New York State Banking Board; Director, St. Lukes-Roosevelt Hospital Center; Partner, New York City Partnership; and Chairman, Wharton Financial Services Center.

Paul A. Volcker, Bankers Trust Company, 130 Liberty Street, New York, New York 10006. Director, Bankers Trust Company; Director, American Stock Exchange; Director, Nestle S.A.; Director, Prudential Insurance Company; Director, UAL Corporation; Chairman, Group of 30; North American Chairman, Trilateral Commission; Co-Chairman, Bretton Woods Committee; Co-Chairman, U.S./Hong Kong Economic Cooperation Committee; Director, American Council on Germany; Director, Aspen Institute; Director, Council on Foreign Relations; Director, The Japan Society; and Trustee, The American Assembly.

Melvin A. Yellin, Bankers Trust Company, 130 Liberty Street, New York, New York 10006. Senior Managing Director and General Counsel of Bankers Trust New York Corporation and Bankers Trust Company; Director, 1136 Tenants Corporation; and Director, ABA Securities Association.

Item 29.    Principal Underwriters:

            a) Edgewood Services, Inc. the Distributor for shares of the Registrant, acts as principal underwriter for the following open-end investment companies, including the Registrant: BT Advisor Funds, BT Institutional Funds, BT Investment Funds, BT Pyramid Mutual Funds, Deutsche Portfolios, Deutsche Funds, Inc., Excelsior Funds, Excelsior Funds, Inc., (formerly, UST Master Funds, Inc.), Excelsior Institutional Trust, Excelsior Tax-Exempt Funds, Inc. (formerly, UST Master Tax-Exempt Funds, Inc.), FTI Funds, FundManager Portfolios, Great Plains Funds, Marketvest Funds, Marketvest Funds, Inc., Old Westbury Funds, Inc., Robertsons Stephens Investment Trust, WesMark Funds and WCT Funds.

      b)

         (1)                           (2)                        (3)
Name and Principal              Positions and Offices      Positions and Offices
 Business Address                  With Distributor           With Registrant
Lawrence Caracciolo             Director, President,              --
Federated Investors Tower       Edgewood Services, Inc.
Pittsburgh, PA 15222-3779

Arthur L. Cherry                Director,                         --
Federated Investors Tower       Edgewood Services, Inc.
Pittsburgh, PA 15222-3779

J. Christopher Donahue          Director,                         --
Federated Investors Tower       Edgewood Services, Inc.
Pittsburgh, PA 15222-3779

Ronald M. Petnuch               Vice President,          President and Treasurer
Federated Investors Tower       Edgewood Services, Inc.
Pittsburgh, PA 15222-3779


Thomas P. Schmitt               Vice President,                   --
Federated Investors Tower       Edgewood Services, Inc.
Pittsburgh, PA 15222-3779


Ernest L. Linane                Assistant Vice President,         --
Federated Investors Tower       Edgewood Services, Inc.
Pittsburgh, PA 15222-3779

S. Elliott Cohan                Secretary,                Assistant Secretary
Federated Investors Tower       Edgewood Services, Inc.
Pittsburgh, PA 15222-3779

Thomas J. Ward                  Assistant Secretary,              --
Federated Investors Tower       Edgewood Services, Inc.
Pittsburgh, PA 15222-3779

Kenneth W. Pegher, Jr.          Treasurer,                        --
Federated Investors Tower       Edgewood Services, Inc.
Pittsburgh, PA 15222-3779

(c)   None

ITEM 30. Location of Accounts and Records:

Registrant:                         Federated Investors Tower
                                    Pittsburgh, Pennsylvania 15222-3779

Bankers Trust Company:              130 Liberty Street,
(Investment Adviser, Custodian      New York, New York 10006.
and Administrator)

Investors Fiduciary Trust Company:  127 West 10th Street,
(Transfer Agent and Dividend        Kansas City, MO 64105.
Distribution Agent)

Edgewood Services, Inc.:            5800 Corporate Drive
(Placement Agent                    Pittsburgh, Pennsylvania 15237-5829.
and Sub-Administrator)

ITEM 31. Management Services:

         Not applicable.

ITEM 32. Undertakings:

         Not applicable.

                                   SIGNATURES

      Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, EQUITY 500 INDEX PORTFOLIO, has duly caused this Amendment No. 8 to its Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Pittsburgh and Commonwealth of Pennsylvania on the 30th day of April, 1998.

                           EQUITY 500 INDEX PORTFOLIO



                        By  /s/Jay S. Neuman
                               Jay S. Neuman, Secretary
                              April 30, 1998